EXHIBIT 99.1

This statement on Form 3 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 2810 N. Church Street, Suite 94644, Wilmington, Delaware 19802.

Name of Designated Filer: Signal Hill Acquisition Sponsor, LLC

Date of Event Requiring Statement: February 11, 2022

Issuer Name: Signal Hill Acquisition Corp. (SGHL)

Signal Hill Acquisition Sponsor, LLC

By:	/s/ Paul Roberts
Name:	Paul Roberts
Title:	Managing Member

By:	/s/ Paul Roberts
Name:	Paul Roberts